CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 30, 1998, included in Public Service Company of North Carolina, Incorporated's Form 10-K for the year ended September 30, 1998, and to all references to our firm included in this registration statement.


Charlotte, North Carolina,
       June 7, 1999.
                                                       /s/ARTHUR ANDERSEN LLP
                                                       ----------------------
                                                          ARTHUR ANDERSEN LLP